N E W S R E L E A S E

 ____________________________________________________________

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES FIRST QUARTER EARNINGS

Net income available to common shareholders up 39% for the first quarter

CRESTVIEW HILLS, KENTUCKY, April 19, 2012 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the first quarter ended March 31, 2012. For the first quarter, the Company reported an increase in diluted earnings per common share of 36% from the same period in 2011.

A summary of the Company’s results follows:

First Quarter ended March 31,	2012	2011	Change
Net income	$4,515,000	$3,512,000	29%
Net income available to common shareholders	$4,515,000	$3,255,000	39%
Earnings per common share, basic	$0.61	$0.44	39%
Earnings per common share, diluted	$0.60	$0.44	36%

Robert Zapp, President & CEO stated, “I am pleased with our solid performance in the first quarter. We continue to benefit from positive credit trends and no longer have the obligation associated with TARP. Increased revenue from our investment business and strong growth in our mortgage division helped fuel our overall revenue increase. Growth in the Bank’s deposit accounts, both personal and business, supported increases in fee income across the board.” Mr. Zapp added, “As we observe the steady, albeit slow, economic recovery, we anticipate increased demand for credit as businesses expand and invest, which will support asset growth in our commercial lending operations. We are pleased with the success of our first location in downtown Cincinnati that opened in late January and we will continue our strategy of organic growth in conjunction with potential acquisitions and new branches in Cincinnati and Northern Kentucky.”

Driving the increase in earnings available to common shareholders in the first quarter of 2012 was a $1,200,000 (40%) decrease in the provision for loan losses and a $257,000 (100%) decrease in preferred stock dividends and amortization as compared to the first quarter of 2011. Also contributing to increased earnings was a 6% increase in total revenue, which was partially offset with a 10% increase in noninterest expense. The decrease in the provision for loan losses reflected improving credit metrics as compared to March of 2011, while the reduction of preferred stock dividends and amortization reflects the November 2011 repurchase of the final $17 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), previously issued to the U.S. Department of the Treasury as part of the TARP CPP program.

Net interest income increased $496,000, or 4% in the first quarter of 2012, as compared to the same period in 2011. The net interest margin, on a tax equivalent basis, decreased 6 basis points from 3.63% in the first quarter of 2011 to 3.57% in the first quarter of 2012. Contributing to the increase in net interest income was the growth in average earning assets which increased $74 million, or 5% on average from the first quarter of 2011. Contributing to the decrease in the net interest margin was the mix of the growth in earning assets. Of the $74 million in growth, $49 million or 66% of the growth was attributed to the Bank’s securities portfolio and fed funds sold, which generally have lower yields than loans.

1

The provision for loan losses decreased by $1,200,000 (40%) in the first quarter of 2012, as compared to the same period in 2011. Contributing to this decrease were lower levels of non-performing loans and charge-offs as compared to March 2011. The Company’s non-performing loans as a percentage of total loans were 1.54% as of March 31, 2012, as compared to 1.82% as of March 31, 2011, while annualized net charge-offs to average loans decreased from .98% in the first quarter of 2011 to .62% in the first quarter of 2012. The Company recorded $1,726,000 in net charge-offs in the first quarter of 2012 as compared to $2,680,000 in the first quarter of 2011. On a sequential basis, the provision for loan losses of $1,800,000 in the first quarter of 2012 was $400,000 lower than the provision in the fourth quarter of 2011, while non-performing loans increased from $15.9 million (1.40% of total loans) at December 31, 2011 to $17.5 million (1.54% of total loans) at March 31, 2012. Net charge-offs on a sequential basis decreased from $1,853,000 (.65% of loans) in the fourth quarter of 2011 to $1,726,000 (.62% of loans) in the first quarter of 2012. The allowance for loan losses (ALL) as of March 31, 2012 increased $674,000 or 4% from March 2011, and $74,000 from December 31, 2011. As a result of the first quarter provision for loan losses, the ALL has increased from 1.58% of loans at the end of the first quarter of 2011 to 1.62% of loans at the end of the first quarter of 2012. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

The Company’s non-performing assets as a percentage of total assets were 1.36% as of March 31, 2012, as compared to 1.32% as of March 31, 2011. While non-performing loans decreased $2,913,000 from March 2011 to March 2012, other real estate owned increased $5,245,000 in the same time period. On a sequential quarterly basis, other real estate owned increased $484,000 from December 2011. The increase in other real estate owned from March of 2011 was primarily the result of one commercial real estate relationship which added $3,475,000 in other real estate owned in the fourth quarter of 2011. These properties are recorded at their estimated net realizable value with the difference between this value and the loan balance being recorded as a charge-off.

Non-interest income increased 14% ($683,000) in the first quarter of 2012, as compared to the same period in 2011, while non-interest expense increased 10% ($993,000) from the same period last year. Contributing to the increase in non-interest income was a $308,000 or 111% increase in the gains on sale of real estate loans. These gains were driven by a drop in interest rates from the first quarter of 2011, which has prompted increased demand for home mortgage loan refinancing. Contributing to the increase in non-interest expense was $697,000 (15%) increase in the salaries and benefits expense. The increase in salaries and benefits included approximately $125,000 in higher bonus accruals and $125,000 in higher commission expense. The added bonus accrual reflects the end of the TARP restriction on bonus pay for executives, while the increased commission expense included higher commissions paid for the higher gains on the sale of real estate loans.

Total assets were $1.753 billion at the end of the first quarter of 2012, which was $115 million or 7% higher than the same date a year ago. Total loans increased $12 million (1%), investments in securities increased $46 million (14%) and cash and cash equivalents increased $35 million (36%) from March of 2011. The balance sheet increases were funded by an increase in deposits of $115 million, or 8%. Total equity decreased $1.5 million from the same date in 2011 as a result of the repurchase of the Series A Preferred Stock.

2

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

First Quarter Comparison

Income Statement Data	3/31/12	3/31/11	% Chg
Interest income	$15,688	$15,999	(2)%
Interest expense	1,844	2,651	(30)%
Net interest income	13,844	13,348	4%
Provision for loan losses	1,800	3,000	(40)%
Net interest income after provision for loan losses	12,044	10,348	16%
Non interest income	5,606	4,923	14%
Non interest expense	11,342	10,349	10%
Net income before income taxes	6,308	4,922	28%
Provision for income taxes	1,793	1,410	27%
Net income	4,515	3,512	29%
Preferred stock dividends & amortization	-	257	(100)%
Net income available to common shareholders	$4,515	$3,255	39%
Per Common Share Data
Diluted earnings per common share	0.60	0.44	36%
Cash dividends declared	0.30	0.28	7%
Earnings Performance Data
Return on common equity	11.49%	9.21%	228	bps
Return on assets	1.04%	0.86%	18	bps
Net interest margin	3.49%	3.56%	(7	bps)

3

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	March 31, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$133,153	$135,964
Investments	374,336	371,737
Loans held for sale	10,863	8,920
Total loans, gross	1,130,200	1,129,954
Allowance for loan losses	(18,362)	(18,288)
Premises and equipment, net	23,159	22,827
Goodwill and acquisition intangibles, net	25,051	25,251
Other assets and accrued interest receivable	74,381	68,359
Total assets	$1,752,781	$1,744,724

Liabilities & Shareholders’ Equity
Total deposits	$1,505,709	$1,498,821
Short-term borrowings	29,334	29,300
Notes payable	48,733	48,739
Accrued interest payable and other liabilities	9,531	11,294
Total liabilities	1,593,307	1,588,154
Common stockholders’ equity	159,474	156,570
Total liabilities and shareholders’ equity	$1,752,781	$1,744,724

4

 The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Average Balance Sheet Rates (presented on a tax equivalent basis )

	Quarter ended March 31, 2012			Quarter ended March 31, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,133,367	$13,958	4.95%	$1,108,477	$14,462	5.29%
Securities (2)	374,027	1,960	2.11	302,331	1,692	2.27
Other interest-earning assets	88,597	92	0.42	111,484	138	0.50
Total interest-earning assets	1,595,991	16,010	4.03	1,522,292	16,292	4.34
Non-interest-earning assets	149,178			127,655
Total assets	$1,745,169			$1,649,947
Interest-bearing liabilities:
Transaction accounts	821,643	470	0.23	729,022	671	0.37
Time deposits	403,100	1,096	1.09	439,361	1,726	1.59
Borrowings	80,798	278	1.38	73,555	254	1.41
Total interest-bearing liabilities	1,305,541	1,844	0.57	1,241,938	2,651	0.87
Non-interest-bearing liabilities	281,606			247,815
Total liabilities	1,587,147			1,489,753
Shareholders’ equity	158,022			160,194
Total liabilities and shareholders’ equity	$1,745,169			$1,649,947
Net interest income		$14,166			$13,641
Interest rate spread			3.46%			3.47%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.57%			3.63%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% and 34.83% tax rate in 2012 and 2011, respectively. The tax equivalent adjustment was $322,000 and $293,000 in 2012 and 2011, respectively.

5

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

 Five-Quarter Comparison

Income Statement Data	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Net interest income	$13,844	$14,087	$14,076	$14,027	$13,348
Provision for loan losses	1,800	2,200	2,550	3,000	3,000
Net interest income after provision for loan losses	12,044	11,887	11,526	11,027	10,348
Service charges and fees	2,201	2,390	2,470	2,424	2,157
Gain on sale of real estate loans	586	580	703	228	278
Gain on sale of securities	207	-	-	-	231
Trust fee income	689	625	630	723	663
Bankcard transaction revenue	902	885	849	859	789
Gains/(losses) on other real estate owned	(94)	(85)	(98)	(94)	16
Other non-interest income	1,115	1,135	743	834	789
Total non-interest income	5,606	5,530	5,297	4,974	4,923
Salaries and employee benefits expense	5,451	5,044	5,351	5,045	4,754
Occupancy and equipment expense	1,277	1,192	1,216	1,241	1,248
Data processing expense	535	522	500	467	494
State bank taxes	559	415	550	550	536
Amortization of intangible assets	200	220	202	215	221
FDIC Insurance	305	305	269	384	583
Other non-interest expenses	3,015	2,705	2,639	2,733	2,513
Total non-interest expense	11,342	10,403	10,727	10,635	10,349
Net income before income tax expense	6,308	7,014	6,096	5,366	4,922
Income tax expense	1,793	2,105	1,822	1,572	1,410
Net income	4,515	4,909	4,274	3,794	3,512
Preferred stock dividends & amortization	-	195	261	259	257
Net income available to common shareholders	$4,515	$4,714	$4,013	$3,535	$3,255
Per Common Share Data
Diluted earnings per common share	0.60	0.63	0.54	0.47	0.44
Cash dividends declared	0.30	0.00	0.28	0.00	0.28
Weighted average common shares outstanding
Basic	7,448,604	7,432,995	7,432,995	7,432,487	7,432,295
Diluted	7,520,062	7,465,606	7,488,743	7,501,731	7,459,220
Earnings Performance Data
Return on common equity	11.49%	12.21%	10.51%	9.59%	9.21%
Return on assets	1.04%	1.13%	1.05%	0.93%	0.86%
Net interest margin	3.49%	3.55%	3.76%	3.76%	3.56%
Net interest margin (tax equivalent)	3.57%	3.63%	3.83%	3.84%	3.63%

6

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Balance Sheet Data	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Assets:
Cash and cash equivalents	$133,153	$135,964	$67,657	$61,098	$97,712
Investments	374,336	371,737	339,780	320,202	328,271
Loans held for sale	10,863	8,920	6,612	1,107	1,223
Total loans	1,130,200	1,129,954	1,118,630	1,128,511	1,118,136
Allowance for loan losses	(18,362)	(18,288)	(17,941)	(17,816)	(17,688)
Premises and equipment, net	23,159	22,827	22,653	22,576	22,856
Goodwill and acquisition intangibles, net	25,051	25,251	24,826	25,028	25,242
Other assets & accrued interest receivable	74,381	68,359	62,182	61,013	61,684
Total assets	$1,752,781	$1,744,724	$1,624,399	$1,601,719	$1,637,436
Liabilities & Shareholders’ Equity
Total deposits	$1,505,709	$1,498,821	$1,369,215	$1,355,284	$1,390,706
Short-term borrowings	29,334	29,300	26,248	20,610	24,667
Notes payable	48,733	48,739	48,745	48,750	48,756
Accrued interest payable & other liabilities	9,531	11,294	10,905	10,682	12,289
Total liabilities	1,593,307	1,588,154	1,455,113	1,435,326	1,476,418
Common stockholders’ equity	159,474	156,570	152,356	149,511	144,183
Preferred stock	-	-	16,930	16,882	16,835
Shareholders’ equity	159,474	156,570	169,286	166,393	161,018
Total liabilities and shareholders’ equity	$1,752,781	$1,744,724	$1,624,399	$1,601,719	$1,637,436
Common shares outstanding	7,464,811	7,432,995	7,432,995	7,432,995	7,432,295
Average Balance Sheet Data
Average investments	$374,027	$360,265	$324,144	$319,377	$302,331
Average other earning assets	88,597	76,258	39,721	57,607	111,484
Average loans	1,133,367	1,139,767	1,126,118	1,119,767	1,108,477
Average earning assets	1,595,991	1,576,290	1,489,983	1,496,751	1,522,292
Average assets	1,745,169	1,717,816	1,623,719	1,633,990	1,649,947
Average deposits	1,494,332	1,464,550	1,372,244	1,385,624	1,406,861
Average interest bearing deposits	1,224,743	1,190,716	1,122,239	1,144,986	1,168,383
Average interest bearing transaction deposits	821,643	783,753	711,046	721,948	729,022
Average interest bearing time deposits	403,100	406,963	411,193	423,038	439,361
Average borrowings	80,798	77,832	72,421	72,580	73,555
Average interest bearing liabilities	1,305,541	1,268,548	1,194,660	1,217,566	1,241,938
Average common stockholders equity	158,022	153,175	150,934	146,848	143,382
Average preferred stock	-	9,753	16,906	16,858	16,813

7

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Asset Quality Data	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Allowance for loan losses to total loans	1.62%	1.62%	1.60%	1.58%	1.58%
Allowance for loan losses to non-performing loans	105%	1.15%	1.12%	1.07%	87%
Nonaccrual loans	$16,779	$15,651	$15,964	$16,322	$19,735
Loans – 90 days past due & still accruing	680	219	45	100	637
Total non-performing loans	17,459	15,870	16,009	16,422	20,372
OREO and repossessed assets	6,328	5,844	1,894	1,902	1,083
Total non-performing assets	23,787	21,714	17,903	18,324	21,455
Restructured loans-accruing	15,492	13,306	13,108	7,022	3,294
Non-performing loans to total loans	1.54%	1.40%	1.43%	1.46%	1.82%
Non-performing assets to total assets	1.36%	1.25%	1.11%	1.15%	1.32%
Annualized charge-offs to average loans	0.62%	0.65%	0.86%	1.03%	0.98%
Net charge-offs	$1,726	$1,853	$2,425	$2,871	$2,680

About BKFC

BKFC, a bank holding company with assets of approximately $1.753 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-six ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

###

8